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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                  --------------------------------------------

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                OCTOBER 28, 2003


                            BHA Group Holdings, Inc.
         --------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                        0-15045                           43-1416730
-------------------------------   --------------------------   ---------------------------------------
(State or Other Jurisdiction of       (Commission File             (I.R.S. Employer Identification
 Incorporation or Organization)             Number)                            Number)


 8800 East 63rd Street, Kansas City, Missouri                   64133
----------------------------------------------         -------------------------
   (Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code:               (816) 356-8400
                                                                  --------------

Former name or former address, if changed, since last report:     Not applicable
                                                                  --------------


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)    Exhibits

        99.1 Notice to Directors and Executive Officers of BHA Group Holdings, Inc. dated October 28, 2003.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLANS.

         On October 27, 2003, BHA Group Holdings, Inc. (the "Company") received notice of a blackout period for its BHA Group Holdings, Inc. 401(k) Profit Sharing Plan ("Plan"). The blackout period is necessary to transition the investment, trustee and recordkeeping services from US Bank to New York Life Investment Management LLC. During the blackout period, Plan participants will be unable to execute transactions in their Plan accounts, including changing how contributions are invested, receiving distributions or loans or transferring balances among Plan funds, including funds containing common stock of the Company. The blackout period will begin at 4:00 p.m. (Eastern Time) on December 5, 2003 and is currently expected to end the week of January 12, 2004. The Company provided notice of the blackout period to its directors and executive officers on October 28, 2003. A copy of such notice is being provided as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.

During the blackout period, and for a period of two years after the end of such period, a security holder or other interested person may obtain, without charge, the actual start and end dates of the blackout period by contacting the Human Resources Department of BHA Group Holdings, Inc., 8800 East 63rd Street, Kansas City, Missouri 64133, (816) 356-8400.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            BHA GROUP HOLDINGS, INC.


                                           /s/ James E. Lund
                                           -------------------------------------
                                           James E. Lund
                                           President and Chief Executive Officer

DATED: October 28, 2003


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EXHIBIT INDEX

Exhibit No    Description
----------    -----------
99.1          Notice to Directors and Executive Officers of BHA Group Holdings,
              Inc. dated October 28, 2003.